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                                                                EXHIBIT 10.8






                         DATED AS OF NOVEMBER 26, 1997





                               SERVICE AGREEMENT





            PLD TELEKOM INC.                                   (1)


            BORIS ANTONIUK                                     (2)


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DATED AS OF NOVEMBER 26, 1997

PARTIES

(1) PLD Telekom Inc., a corporation incorporated under the laws of the State of Delaware, whose registered office is at c/o CT Corporation System, Inc., 1209 Orange Street, Wilmington, Delaware ("the Company"); and

(2)      Boris Antoniuk of Prospect Mira, VVC, Moscow Russia ("the Employee").

INTERPRETATION

(3) In this Agreement, unless the context otherwise requires, the following expressions have the meanings set out below:

         the Appointment                   the employment of the Employee
                                           pursuant to this Agreement;

         the Board                         the board of directors of the
                                           Company for the time being
                                           (including any committee of the
                                           Board);

         the Commencement Date             November 26, 1997;

         Compensation Committee            a committee of the Board which
                                           determines the annual sum (inclusive
                                           of any bonuses and other
                                           remuneration) payable to the
                                           Employee and other senior employees
                                           and of which a majority consists of
                                           non-executive directors;




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         Confidential Information          all information which may be
                                           imparted in confidence or be of a
                                           confidential nature relating to the
                                           business or prospective business,
                                           plans or internal affairs of the
                                           Company or any Group Company and in
                                           particular all Know-how, Marketing
                                           Information, trade secrets,
                                           unpublished information relating to
                                           the Company's or any Group Company's
                                           intellectual property and any other
                                           confidential commercial, financial
                                           or technical information relating to
                                           the business of the Company or any
                                           Group Company or to any customer or
                                           supplier, officer or employee of the
                                           Company or Group Company or to any
                                           member or person interested in the
                                           share capital of the Company or any
                                           Group Company;

         Documents                         documents, disks, memory, notebooks,
                                           tapes or any other medium, whether
                                           or not eye-readable, on which
                                           information may from time to time be
                                           recorded;

         Group Company                     any company which directly or
                                           indirectly controls, is controlled
                                           by, or is under common control with
                                           the Company, and references to the
                                           "Group Companies" shall be construed
                                           accordingly, provided that for
                                           greater certainty "Group Company"
                                           shall include BECET International,
                                           Teleport-TP and MTR-Sviaz;

         Know-how information comprised in formulae, specifications, designs, drawings, component lists, software (or pre-cursor documents), databases, manuals, instructions and catalogues held in whatever form relating to the creation, production or supply of any products or services by the Company or any Group Company, or by or to any of the suppliers, customers, partners or joint ventures of such company;





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         Marketing Information             information relating to the
                                           marketing or sales of any products
                                           or services of the Company or any
                                           Group Company, including lists of
                                           customers' and suppliers' names,
                                           addresses and contacts, sales
                                           targets and statistics, market share
                                           and pricing statistics, marketing
                                           surveys, research and reports;

         Permitted Interest                an interest in any class of shares
                                           or other securities of any company
                                           which are traded on a recognized
                                           investment exchange which amount to
                                           not more than five percent of such
                                           class of issued shares or securities
                                           and an interest in any units of any
                                           authorized unit trust;

         Supervisor                        the Chief Executive Officer of the
                                           Company;

         Termination Amount                an amount equal to the amount
                                           arrived at by multiplying by 2.0 (or
                                           such other amount as may be agreed
                                           by the Board and the Employee) the
                                           aggregate total of the amount
                                           payable to the Employee under Clause
                                           4.1 hereof at the rate in force at
                                           the date that the calculation falls
                                           to be made and deducting therefrom
                                           any taxation or other withholdings
                                           required by law; and

         Termination Date                  the date of termination or
                                           expiration of the Appointment
                                           howsoever occurring.

(4) The expressions "subsidiary" and "affiliate" have the meanings given to them by the Delaware General Corporation Law or, in the absence thereof, under Delaware law.

(5) References to Clauses and Parties are respectively to Clauses of and the Parties to this Agreement.

(6) References to any enactment are to be construed as referring also to any enactment or re-enactment thereof (whether before or after the date hereof), and to any previous enactment which such enactment has replaced (with or without amendment provided that the amendment does not change the law as at the date hereof) and to any regulation or order made thereunder.





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OPERATIVE PROVISIONS

1.       JOB TITLE

         The Company shall employ the Employee and the Employee shall serve the Company as Group Director - Russia and CIS. The Company reserves the right to change the Employee's title to reflect any change in his responsibilities.

2.       PERIOD OF ENGAGEMENT

         2.1 The Appointment shall commence on the Commencement Date and shall continue until earlier terminated (i) by either Party giving to the other not less than six months' notice in writing or (ii) pursuant to the provisions of Clause 11 hereof.

         2.2 The Company (and any relevant Group Company) shall not be obliged to provide work to the Employee at any time after notice of termination of the Appointment shall have been given by either Party and the Company may, in its discretion, take any one or more of the following steps in respect of all or part of an unexpired period of notice:


                 (a) require the Employee to comply with such conditions as it may specify in relation to attending at, or remaining away from, the place(s) of business of the Company and the Group Companies; or

                 (b) withdraw any powers vested in, or duties assigned to, the Employee.

3.       DUTIES

         3.1 During the term of the Appointment, the Employee shall have the following duties and obligations:

                 (a) to serve the Company as Group Director - Russia and CIS and to carry out the proper duties assigned to him from time to time by the Supervisor or the Board, and reporting to the Supervisor;

                 (b) at all times to use all reasonable endeavors to promote the interests and maintain the goodwill of the Company and any other Group Company





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                          and not knowingly to do anything which is materially
                          prejudicial or detrimental to the Company or any Group Company;

                 (c) to faithfully and diligently perform his duties and carry out such powers and functions as may from time to time be vested in him by or under the authority of the Supervisor or the Board;

                 (d) to devote such time and attention as is necessary and the full benefit of his knowledge, expertise and skills in the proper performance of his duties (unless on holiday as permitted by this Agreement or prevented by ill health or accident);

                 (e) to give (in writing if so requested) to the Supervisor or the Board, or to such person(s) as either may direct, such information and explanations regarding the affairs of the Company or any other Group Company or matters relating to the Appointment as the Supervisor or the Board may require; and

                 (f) to comply with any applicable code relating to dealings in securities of the Company and with all lawful directions from time to time given to the Employee by or under the authority of the Supervisor or the Board and, save as inconsistent with the express terms of this Agreement, all applicable rules and regulations from time to time laid down by the Company concerning its employees.

         3.2 Subject to the provisions of Clause 3.1, the Employee shall have such powers and do such acts in the ordinary course of business carried on by the Company and any Group Company as the Board and/or the Supervisor may from time to time delegate to the Employee.

         3.3 The Employee acknowledges that the executive offices of the Company are in New York, New York and that the Employee shall attend and work at any of the Company's locations (whether within or outside the Commonwealth of Independent States, the United States or the United Kingdom) in the manner and on the occasions reasonably required from time to time by the Supervisor or the Board.





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         3.4     The Board may require the Employee to perform services for any
                 Group Company wherever situated and without further fees or remuneration and any duties that he may have under this Agreement will be deemed to extend to such Group Company.

         3.5 The hours of work of the Employee are not fixed but are the usual working hours of the Company and such additional hours as may be necessary to enable him properly to discharge his duties.

         3.6     The Employee shall:

                 (a) at the request and expense of the Company, submit annually to a medical examination by a medical practitioner nominated by the Company as part of a health screening program and for insurance purposes; and

                 (b) authorize such medical practitioner to disclose to or discuss with the Company's medical advisor any matters arising from such examination; and the Company's medical advisor may notify the Board of any serious matter if, in his opinion, it might materially and adversely affect the health of the Employee or the proper discharge of his duties, provided that the Company shall not disclose to any third party any matters arising from such examination without the previous consent in writing of the Employee.

4.       PAY, BENEFITS AND EXPENSES

         4.1 The Company shall pay to the Employee for the proper performance of his duties under this Agreement a salary at an annual rate of US$50,000 which will be reviewed each year in accordance with the provisions of Clause 4.5.

         4.2     The salary payable to the Employee will:

                 (a) accrue from day to day and be payable by equal monthly installments in arrears by not later than the last working day of each month,

                 (b) notwithstanding anything to the contrary contained in the Certificate of Incorporation of the Company, be inclusive of any other fees or





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                          remuneration of any description which the Employee
                          might be entitled to (or may in fact) receive from the Company (and the Employee shall, at the discretion of the Board, either waive his right to any such remuneration, account to the Company for the same forthwith upon receipt or credit such remuneration against future salary payable to the Employee by the Company);

                 (c) be paid by credit transfer to the account nominated by the Employee from time to time; and

                 (d) be capable of set-off by the Company from time to time against any liability of the Employee to the Company.

                 All payments to the Employee shall be subject to applicable source deduction and withholding taxes.

         4.3 The Company may, in its discretion, pay the Employee in lieu of all or any unexpired period of notice a sum equal to the salary and benefits which the Employee would have received in such period whereupon this Agreement shall terminate with immediate effect.

         4.4 All payments to the Employee shall be subject to any deductions or withholdings required by law to be made in any country in respect of or on account of taxation, social security or any other similar levies or charges; provided that any social taxes which may be payable in Russia in respect of the Employee's services hereunder shall be the responsibility of the Company.

         4.5 From time to time (but not less frequently than April 30 of each year of this Agreement) all compensation to the Employee (including without limitation salary, bonuses and equity compensation arrangements) shall be reviewed by the Compensation Committee. Increases or awards are not automatic but will be based on such factors as the Compensation Committee may consider relevant, provided it is acknowledged that increases or awards are solely in the discretion of such Committee and are not required under this Agreement.
                 Increases or awards shall to the extent applicable be retroactive to the preceding January 1.





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         4.6     During the Appointment, the Employee shall be eligible to
                 participate in any equity compensation or bonus plans which may be established by the Company from time to time. It is acknowledged that all grants or payments made under such plans shall be at the sole discretion of the Compensation Committee.

         4.7 The Company shall include the Employee during the Appointment in all employee benefit plans or programs established for the same class of employees as the Employee. Without limiting the generality of the foregoing, the Company will pay for the cost of private medical insurance with BUPA International at Scale A rates and for private dental insurance for the Employee and his immediate family.

         4.8 The Employee hereby authorizes the Company to deduct from any remuneration accrued and due to him under the terms of this Agreement (whether or not actually paid during the Appointment) or from any pay in lieu of notice:

                 (a) any overpayment (whether of salary or expenses or otherwise) or payment made to the Employee by mistake or through any misrepresentation; and

                 (b) any debt owed by the Employee to the Company or any Group Company.

                 Provided that in the case of a debt owed to any Group Company the Company shall obtain for the benefit of the Employee a release of such debt from such Group Company.

         4.9 The Company shall repay to the Employee or (at the option of the Employee) pay all reasonable traveling, hotel, accommodation and other expenses properly incurred by the Employee in or about the performance of the Employee's duties, subject to the Employee having delivered to the Company such form(s) and vouchers or other evidence of actual payment of such expenses as the Company may from time to time require.

         4.10 The Company will provide the Employee with a car to a maximum value of





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                 US$50,000 (this to be inclusive of import and customs duties or levies, VAT, road tax, licensing and insurance) and the Company shall pay all reasonable maintenance, annual insurance and other reasonable running costs (including fuel), including the monthly salary of a driver not to exceed $1,000 per month.

         4.11 The Company will pay to the Employee all reasonable expenses properly incurred by him in respect of his use of his private domestic telephone for all calls and on receipt of any documentation required by the Company.

         4.12 The Company will pay for the reasonable costs of five professional subscriptions per annum for the Employee.

         4.13 During the Appointment the Company will provide the Employee and his wife with one business class return air ticket per annum from Russia.

         4.14 The Company will pay for all reasonable costs incurred by the Employee in respect of professional advice given by third parties concerning the Employee's personal liability to both Russian and foreign country taxation.

         4.15 The Company will also pay on behalf of the Employee (or reimburse the Employee for) the amount of any income taxes due to any country other than Russia in respect of the salary and other benefits which the Employee receives pursuant to this Agreement, and in addition, if the Employee is required to treat the amount paid or reimbursed by the Company as additional income, shall pay (or reimburse the Employee for) any additional income tax which the Employee may be required to pay by reason of the receipt of such amount.

5.       HOLIDAY

         5.1 In addition to the usual public and bank holidays in the Employee's country of residence, the Employee shall be entitled to 25 business days' paid holiday in each holiday year (and pro rata for part of each holiday year worked) to be taken at such time or times as shall be agreed by the Supervisor.

         5.2 The holiday year runs from 1 January each year to the following 31 December. The Employee shall be entitled to carry forward any unused holiday entitlement which he has been precluded from taking at the request of the Company up to a maximum of 10 days per annum.





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         5.3     Upon termination of the Appointment, other than pursuant to
                 Clause 11.1, the Employee's entitlement to holiday will be calculated on the basis of two days for each calendar month of service completed during the holiday year in which termination occurs and the Company shall make a payment in lieu of untaken holiday entitlement.

6.       CONFIDENTIALITY

         6.1 Neither during the continuance of the Appointment, other than in the proper course of the Employee's duties and for the benefit of the Company, nor after the Termination Date for any reason whatsoever, shall the Employee:

                 (a) use, disclose or communicate to any person any Confidential Information which he shall have come to know or have received or obtained at any time (before or after the date of this Agreement) by reason of or in connection with this Appointment; or

                 (b) copy or reproduce in any form or by or on any media or device or allow others access to or to copy or reproduce Documents containing Confidential Information.

         6.2 The Employee acknowledges that all Documents containing Confidential Information at any time in his control or possession are and shall at all times remain the absolute property of the Company and the Employee undertakes, both during the Appointment and after the Termination Date:

                 (a) to exercise due care and diligence to avoid any unauthorized publication, disclosure or use of Confidential Information and any Documents containing or referring to it;

                 (b) at the direction of the Board, to deliver up any Confidential Information (including all copies of all Documents whether or not lawfully made or obtained) or to delete Confidential Information from any re-usable medium; and

                 (c) to do such things and sign such documents at the expense of the Company as shall be reasonably necessary to give effect to this Clause and/or to provide evidence that it has been complied with.





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         6.3     The restrictions in Clause 6.1:

                 (a) will not restrict the Employee from disclosing (but only to the proper recipient) any Confidential Information which the Employee is required to disclose by law or any order of the court or any relevant regulatory body (including any stock exchange upon which the shares or other securities of the Company are or are proposed to be traded), provided that the Employee shall, unless obliged by law, have given prior written notice to the Company of the requirement and of the information to be disclosed and allowed the Company an opportunity to comment on the requirement before making the disclosure, and

                 (b) will not apply to Confidential Information which is or which comes into the public domain otherwise than as a result of an unauthorized disclosure by the Employee or any other person who owes the Company an obligation of confidentiality in relation to the information disclosed.

         6.4 The Employee acknowledges that the restrictions set out in this Clause 6 are without prejudice to any other duties of confidentiality owed to the Company whether express or implied and are to survive the termination of the Appointment (howsoever arising).

7.       FURTHER RESTRICTIONS

         7.1 The Employee shall not (a) during the Appointment carry on or be concerned, engaged or interested directly or indirectly (whether as principal, shareholder, partner, employee, officer, agent or otherwise) in any trade or business other than that of the Company and shall not engage in any other activity which the Company reasonably considers may impair his ability to perform his duties under this Agreement; and (b) for a period of equal to the greater of (i) twelve months following the Termination Date and (ii) the period the Employee receives remuneration hereunder following the Termination Date, carry on or be concerned, engaged or interested directly or indirectly (whether as principal, shareholder, partner, employee, officer, agent or otherwise) in any trade or business which is in competition with the business of the Company or





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                 any Group Company carried on at the Termination Date in any country in which the Company (or any entity in which the Company has a greater than 25 % economic interest) operates; provided that the foregoing shall not apply to a Permitted Interest.

         7.2 The Employee shall not for a period of twelve months from the Termination Date either on his own behalf or on behalf of any person, firm or company in relation to the business activities of the Company in which the Employee has been engaged or involved directly or indirectly:

                 (a) solicit, approach or offer goods or services to or entice away from the Company any person, firm or company who at the Termination Date (or at any time during six months prior to the Termination Date) was a client or customer of the Company and in each case with whom the Employee (or any other employee on his behalf or under his direct instruction) has been actively engaged or involved by virtue of his duties hereunder; or

                 (a) deal with or accept custom from any person, firm or company who at the Termination Date (or at any time during six months prior to the Termination Date) was a client or customer of the company and in each case with whom the Employee (or any other employee on his behalf or under his direct instruction) has been actively engaged or involved by virtue of his duties hereunder; or

                 (b) solicit or approach or offer goods or services to or entice away from the Company any person, firm or company who at the Termination Date (or at any time during six months prior to the Termination Date) was a supplier, agent or distributor of the Company and in each case with whom the Employee (or any other employee on his behalf or under his direct instruction) has been actively engaged or involved by virtue of his duties hereunder; or

                 (c) deal with or interfere with any person, firm or company who at the Termination Date (or at any time during six months prior to the Termination Date) was a supplier, agent or distributor of the Company and in each case with whom the Employee (or any other employee on





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                          his behalf or under his direct instruction) has been
                          actively engaged or involved by virtue of his duties hereunder.

                 PROVIDED THAT nothing contained in these paragraphs (a) to (d) shall prohibit the Employee from carrying out any activities which are not in competition with any part of the business of the Company with which the Employee was involved in six months prior to the Termination Date.

         7.3 The Employee shall not during the Appointment and for a period of twelve months thereafter either on his own behalf or on behalf of any person, firm or company:

                 (a) solicit or endeavor to entice away from the Company an actual employee, or discourage from being employed by the Company any person who, to the knowledge of the Employee, is an employee or a prospective employee of the Company; or

                 (b) employ or procure another person to employ any such person.

         7.4 The restrictions set out in this Clause 7 are without prejudice to any other fiduciary duties owed to the Company whether express or implied.





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8.       REMEDIES

         The Employee expressly acknowledges that the remedy at law for any breach of Clauses 6 and 7 will be inadequate and that upon any breach or threatened breach, the Company shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction, in equity or otherwise, and to enforce the specific performance of the Employee's obligations under those provisions without the necessity of proving the actual damage to the Company or the inadequacy of a legal remedy. Subject to the remainder of this Clause 8, the rights conferred upon the Company by the preceding sentence shall not be exclusive of, but shall be in addition to, any other rights or remedies which the Company may have at law, in equity or otherwise.

9.       COMPANY POLICIES REGARDING EMPLOYEE STANDARDS OF CONDUCT AND
         SECURITIES TRADING

         9.1     The Employee acknowledges and agrees as follows:

         (a) It is the policy of the Company to abide by the spirit as well as the letter of the law applicable to the conduct of its business and that of the Group Companies in every jurisdiction where it and they operate. Whenever in the course of his employment the Employee has a question as the legality of or propriety of any proposed action or course of conduct, he shall obtain advice from the General Counsel of the Company before proceeding.

         (b) The Employee will not authorize, make or participate in a payment of money or a gift of Company or Group Company materials, equipment, services or facilities or anything else of value to:

                 (i)      any governmental agency or official;

                 (ii) any non-governmental customer or prospective customer; or

                 (iii)    employees agents or associates of such persons,

                 for the purpose of promoting or retaining business for the Company or any Group Company or inducing the recipient to grant favorable treatment to, or forego any claim against, the Company or any Group Company.

         (c)     The Employee will not make any contribution of Company or Group





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                 Company funds, materials, equipment, facilities or services or anything else of value to any candidate for public office or any political party or committee unless the making of such contribution is legal in the jurisdiction in which it is proposed to be made and has been specifically authorized by the Board.

         (d) All assets and liabilities and items of revenue and expense of the Company and each Group Company must be recorded in its regular books and records. All payments (other that payments covered by normal petty cash procedures) on behalf of the Company or any Group Company of any amounts required by law or contract to be made shall be made only by check drawn against a regularly constituted account of the Company or the appropriate Group Company or other commercially acceptable means for transfer of funds which is supported by written evidence.

         9.2 The Employee hereby confirms that he has received, read and understands, and agrees to comply with, the June 1997 Policy Statement on Securities Trading by PLD Telekom Inc. Personnel, and has retained a copy of such policy for his reference.

10.      ABSENCE, ILLNESS AND INCAPACITY

         10.1 If at any time the Employee is prevented by reason of ill-health, accident or other incapacity from properly performing his duties he shall promptly furnish to the Company, if required, evidence of such incapacity in a form reasonably satisfactory to the Board.

         10.2 The Company shall pay the Employee the amounts payable under Clauses 4.1 and 4.2 for the first 180 days in aggregate in any calendar year of absence due to illness or other incapacity of the Employee, but shall not be required to pay the Employee any salary or other remuneration for any further periods of such absence in any calendar year, although it may at its discretion do so.

         10.3 The Company shall provide long-term disability coverage which shall provide for disability payments in an amount not less than 40% of basic salary commencing after the Employee has been incapacitated from properly performing his duties for a period of 180 days.





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11.      TERMINATION

         11.1 The Company may at any time terminate the Appointment with immediate effect (or any such longer period of notice as the Company shall see fit) by giving the Employee written notice in any of the following events:

                 (a) If the Employee at the time the notice is given is prevented by reason of ill health or accident or other incapacity from properly performing his duties and has been so prevented (whether by the same or another reason) for at least a continuous period of 180 days or for an aggregate period of at least 180 days (whether or not, in either case, working days) in the preceding twelve months:

                 (b)      If the Employee shall have:

                          (i) been guilty of gross default or gross misconduct in respect of his duties hereunder or otherwise as a director or officer of the Company or any Group Company;

                          (ii)    committed any material breach or
                                  non-observance or, after having been given warning in writing, any repeated or continued material breach or material non-observance of any of his duties or any of his express or implied obligations arising from the Appointment or otherwise as a director or officer of the Company or Group Company including refusing to comply with any proper, reasonable and lawful instructions given to him by the Board and/or the Supervisor;

                          (iii) been guilty of conduct or permitted or suffered events tending in the reasonable opinion of the Board to bring themselves, the Company or any Group Company into disrepute;

                          (iv) become prevented by any applicable law or regulation from continuing as a director or officer of the Company or performing any of his duties;

                          (v) committed any act of fraud or dishonesty (whether or not connected with the Appointment) or committed any act which,





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
                                  in the reasonable opinion of the Board,
                                  materially and adversely affects his ability properly to carry out his duties and which is likely to bring the Company into disrepute;

                          (vi) become bankrupt or claimed the benefit of any Act for the time being in force for the relief of insolvent debtors or proposed or made any arrangement or composition with their creditors;

                          (vii) been convicted of a felony or other crime involving moral turpitude; or

                         (viii) become of unsound mind, as certified by a recognized doctor of psychiatry.

         11.2    Upon termination of the Appointment however arising:

                 (a) The Employee shall, without prejudice for any claim that may arise out of the termination of this Appointment, forthwith at the request of the Board resign as a director of the Company and from all offices held by him in any Group Company and from all other appointments or offices which he holds as nominee or representative of the Company or any Group Company and, if he fails so to do, the Company is irrevocably authorized by the Employee to appoint some person in his name and on his behalf to execute such documents and to do such other things as are reasonably necessary to give effect to such resignations; and

                 (b) The Employee (or, if he shall be dead, of unsound mind or bankrupt), his personal representatives or such other persons as shall be appointed to administer his estate and affairs shall deliver up to the Company in accordance with the directions of the Board all keys, security passes, credit cards, Documents and other property belonging to or relating to the businesses or affairs of the Company or any Group Company, including all copies of all Documents containing Confidential Information which may be in his possession or under his control (or that of his personal representatives or such other persons), and shall not retain copies, extracts or notes of any of the same.

         11.3 The Employee shall have no claim against the Company in respect of the termination of the Appointment by reason of the merger, consolidation, continuation, dissolution or liquidation or the sale of all or substantially all of the assets of the Company provided that the Employee shall have first been offered in writing a new appointment with the successor or surviving company on terms no less favorable to him than under this Agreement.

12.      CHANGE OF CONTROL

         12.1 If at any time there shall occur a "Change of Control" as that term is defined in the Company's 1997 Equity Compensation Plan, the Employee may at any time terminate this agreement by giving to the Company not less than three months notice in writing to that effect.

         12.2 In the event of such termination, the Company shall pay the Employee upon the expiration of such notice, the Termination Amount but without any obligation to mitigate.

13.      NOTICES

         Notices by either party:

                 (a)      must be in writing addressed:

                          (i) to the Company at the address set out in this Agreement; and

                          (ii) to the Employee at the address set out in this Agreement or such other address as may be notified to the Company from time to time.

                 (b)      will be effectively served:

                          (i)     on the day of receipt, where any
                                  hand-delivered letter or facsimile
                                  transmission is received on a business day before or during normal working hours;

                          (ii) on the following business day, where any hand-delivered letter or facsimile transmission is received either on a business day after normal working hours or on any other day; or





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
                          (iii) on the fifth business day following the day of posting to an overseas address of any prepaid airmail letter.

14.      INDEMNITY.

         14.1 The Company agrees, for the avoidance of doubt, that in addition to the protection offered by the By-laws of the Company, insofar as it is lawfully able, to indemnify the Employee for all proper and reasonable costs and expenses of lawyers (including disbursements and applicable taxes) incurred by the Employee in connection with or in relation to any claim, action or proceedings brought by any person arising out of any allegation against the Employee in respect of any act or omission by him in the course of carrying out his duties under this Agreement and in which the Employee is a defendant.

         14.2 This indemnity will continue to apply for the period of the Appointment and for a further period of six years after the Employee's employment with the Company has come to an end provided that the Employee:

                 (a)      instructs lawyers approved in writing by the Company;

                 (b)      acts in accordance with their advice;

                 (c) instructs the lawyers to provide copies of correspondence and other documentation to the Company and authorize them to provide any information to the Company on request;

                 (d) has not been guilty of gross misconduct or any breach of contract, or as not been the subject of any of the other conditions or circumstances set out in Clause 11.1(b) pursuant to which the Company is entitled summarily to terminate this Agreement; and

                 (e) has not (after the expiry of the Appointment) acted in breach of any of his continuing obligations under this Agreement or any other agreement entered into by him with the Company.

15.      GENERAL

         15.1 This Agreement, which contains all the terms of the Appointment, is in substitution for all contracts between the Company and any Group Company





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
                 and the Employee (whether written, oral or governed by a course of dealings) dated prior to the date hereof which shall be deemed to have terminated with effect from the Commencement Date.

         15.2 Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, and (b) references to one gender include all genders. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect.

         15.3 The waiver, express or implied, by either Party of any right under this Agreement or any failure to perform or breach by the other shall not constitute or be deemed a waiver of any other right under this Agreement or of the same right on another occasion.

         15.4 No amendment, change or addition to the terms of this Agreement shall be effective or binding on either Party unless reduced to writing and executed by both Parties.

         15.5 The Employee represents and warrants that, other than as notified in writing to the Board, he is not a party to any agreement, contract (whether of employment or otherwise) or understanding which would in any way restrict or prohibit the Employee from undertaking or performing any of the duties of the Appointment in accordance with this Agreement.

         15.6 The Employee undertakes not to disclose or communicate any terms of the Appointment to any other employee of any Group Company or to any third party (other than for the purpose of obtaining professional advice or other than as required by applicable law, including the securities laws and regulations of the United States).

         15.7 Any provision of this Agreement which contemplates or is capable of operation after the termination of the Appointment shall apply notwithstanding termination of the Appointment howsoever arising.

         15.8 If any provision of this Agreement or application thereof to anyone under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision in any jurisdiction.

         15.9 This Agreement is governed by and is to be construed in accordance with the laws of the State of New York and the Parties hereby submit to the non-exclusive jurisdiction of the courts of the State of New York with respect to all matters relating to this Agreement.

         15.10 The Employee hereby appoints CT Corporation System, 1633 Broadway, New York, NY 10019 for service of process in connection with legal proceedings in New York and arising under or in connection with this Agreement.





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
         IN WITNESS WHEREOF the Parties have executed this Agreement.


Attest:                                            PLD TELEKOM INC.





s/s DOROTHEA H. HATT                              By: s/s JAMES R.S. HATT
-----------------------------                         -----------------------





s/s DOROTHEA H. HATT                               s/s BORIS ANTONIUK
-----------------------------                      --------------------------
Witness                                            Boris Antoniuk







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